SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials

Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYPRESS SEMICONDUCTOR CORPORATION

DEFINITIVE ADDITIONAL MATERIAL
RELATED TO PROXY STATEMENT
FILED APRIL 4, 2002

Cypress Semiconductor Corporation is amending its Definitive Proxy Statement filed on April 4, 2002 to amend the table regarding Ten-Year Option Repricings. The amended table is set forth below:

Stock Options Cancelled and Reissued

	Ten-Year Option Repricings
Name	Date	Number of securities underlying options repriced or amended (#)	Market price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment(1)	New exercise price ($)(2)	Length of original option term remaining at date of repricing or amendment
Ralph H. Schmitt	10/08/2001	90,000	$13.91	$16.73	$16.84	9 yrs., 5 mos.
Vice President, Marketing and	10/08/2001	70,000	$13.91	$23.19	$16.84	9 yrs., 2 mos.
Sales	10/08/2001	40,000	$13.91	$39.63	$16.84	8 yrs., 10 mos.
	04/30/1992(3)	8,500	$ 4.75	$ 9.25	$ 4.75	9 yrs., 5 mos.

Antonio R. Alvarez	10/08/2001	70,000	$13.91	$23.19	$16.84	9 yrs., 2 mos.
Vice President, Memory	10/08/2001	60,000	$13.91	$16.73	$16.84	9 yrs., 5 mos.
Products Division and	10/24/1996	146,930	$11.00	$16.19	$11.00	9 yrs.
Research Development	04/30/1992(3)	80,000	$ 4.75	$ 9.25	$ 4.75	9 yrs., 5 mos.
	04/30/1992(3)	26,398	$ 4.75	$ 9.25	$ 4.75	9 yrs., 5 mos.

Emmanuel T. Hernandez	05/15/1998	200,000	$ 8.75	$11.56	$ 8.75	9 yrs., 5 mos.
Vice President, Finance and	10/24/1996	116,458	$11.00	$16.19	$11.00	9 yrs.
Administration, and Chief
Financial Officer

(1)	Reflects the exercise price of the options on the date of cancellation.

(2)	Reflects the exercise price of the options granted to replace the cancelled options.

(3)	Reflects the effect of the November 1, 1995 two for one stock split.